UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

Alta Mesa Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38040	81-4433840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

15021 Katy Freeway, Suite 400

Houston, Texas 77094

(Address of principal executive offices, including zip code)

281-530-0991

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 9, 2018 (the “Closing Date”), Alta Mesa Resources, Inc. (formerly known as Silver Run Acquisition Corporation II) consummated the previously announced acquisition of:

•	(i) all of the limited partner interests in Alta Mesa Holdings, LP, a Texas limited partnership (“Alta Mesa”), held by High Mesa Holdings, LP, a Delaware limited partnership (the “Alta Mesa Contributor”), and (ii) 100% of the economic interests and 90% of the voting interests in Alta Mesa Holdings GP, LLC, a Texas limited liability company and the sole general partner of Alta Mesa (“Alta Mesa GP”), pursuant to that certain Contribution Agreement, dated as of August 16, 2017 (the “Alta Mesa Contribution Agreement”), among the Alta Mesa Contributor, High Mesa Holdings GP, LLC, a Texas limited liability company and the sole general partner of the Alta Mesa Contributor, Alta Mesa, Alta Mesa GP, Silver Run (as defined below) and, solely for certain provisions therein, the equity owners of the Alta Mesa Contributor;

•	100% of the outstanding membership interests in Kingfisher Midstream, LLC, a Delaware limited liability company (“Kingfisher”), pursuant to that certain Contribution Agreement, dated as of August 16, 2017 (the “Kingfisher Contribution Agreement”), among KFM Holdco, LLC, a Delaware limited liability company (the “Kingfisher Contributor”), Kingfisher, Silver Run and, solely for certain provisions therein, the equity owners of the Kingfisher Contributor; and

•	all of the limited partner interests in Alta Mesa held by Riverstone VI Alta Mesa Holdings L.P., a Delaware limited partnership (the “Riverstone Contributor” and, together with the Alta Mesa Contributor and the Kingfisher Contributor, the “Contributors”), pursuant to that certain Contribution Agreement, dated as of August 16, 2017 (the “Riverstone Contribution Agreement” and, together with the Alta Mesa Contribution Agreement and the Kingfisher Contribution Agreement, the “Contribution Agreements”), between the Riverstone Contributor and Silver Run.

We refer to the acquisitions and the other transactions contemplated by the Contribution Agreements as the “Business Combination.” Following the completion of the Business Combination, our wholly owned subsidiary, SRII Opco GP, LLC, a Delaware limited liability company (“SRII Opco GP”), will be the sole general partner of SRII Opco, LP, a Delaware limited partnership (“SRII Opco”), and we will operate our business through SRII Opco and its subsidiaries, including Alta Mesa and Kingfisher.

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from Silver Run Acquisition Corporation II to Alta Mesa Resources, Inc. Unless the context otherwise requires, “Silver Run” refers to the registrant prior to the Closing, and “we,” “us,” “our” and the “Company” refer to the registrant and its subsidiaries, including Alta Mesa and Kingfisher, following the Closing.

Item 1.01. Entry into a Material Definitive Agreement.

Alta Mesa Credit Agreement

On February 9, 2018, Alta Mesa entered into an amended and restated senior secured revolving credit facility with Wells Fargo Bank, National Association, as the administrative agent (the “Alta Mesa Credit Facility”). The Alta Mesa Credit Facility is for an aggregate of $1.0 billion with an initial $350.0 million borrowing base limit. The Alta Mesa Credit Facility does not permit Alta Mesa to borrow funds if at the time of such borrowing it is not in pro forma compliance with its financial covenants. As of February 9, 2018, Alta Mesa has no borrowings under the Alta Mesa Credit Facility and no letters of credit reimbursement obligations.

Principal amounts borrowed are payable on the maturity date. Alta Mesa has a choice of borrowing in Eurodollars or at the base rate, with such borrowings bearing interest, payable quarterly for base rate loans and one month, three month or six month periods for Eurodollar loans. Eurodollar loans bear interest at a rate per annum equal to the rate appearing on the Reuters Reference LIBOR01 page as the London Interbank Offered Rate (LIBOR), for deposits in dollars at 11:00 a.m. (London, England time) for one, three, or six months plus an applicable margin ranging from 200 to 300 basis points. Base rate loans bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month Eurodollar loans plus 1%, plus an applicable margin ranging from 100 to 200 basis points. The next scheduled redetermination of Alta Mesa’s borrowing base is on April 1, 2018. Alta Mesa’s borrowing base may be reduced in connection with the next redetermination of its borrowing base. The amounts outstanding under the Alta Mesa Credit Facility are secured by first priority liens on substantially all of Alta Mesa’s and its material operating subsidiaries’ oil and natural gas properties and associated assets and all of the stock of Alta Mesa’s material operating subsidiaries that are guarantors of the Alta Mesa Credit Facility. Additionally, SRII Opco and Alta Mesa GP will pledge their respective limited partner interests in Alta Mesa as security for Alta Mesa’s obligations. If an event of default occurs under the Alta Mesa Credit Facility, the administrative agent will have the right to proceed against the pledged capital stock and take control of substantially all of the assets of Alta Mesa and its material operating subsidiaries that are guarantors.

The Alta Mesa Credit Facility contains restrictive covenants that may limit Alta Mesa’s ability to, among other things, incur additional indebtedness, sell assets, guaranty or make loans to others, make investments, enter into mergers, make certain payments and distributions, enter into or be party to hedge agreements, amend its organizational documents, incur liens and engage in certain other transactions without the prior consent of the lenders. The Alta Mesa Credit Facility permits Alta Mesa to make distributions to any parent entity (i) to pay for reimbursement of third-party costs and expenses that are general and administrative expenses incurred in the ordinary course of business by such parent entity or (ii) in order to permit such parent entity to (x) make permitted tax distributions and (y) pay the obligations under the Tax Receivable Agreement (as defined below).

The Alta Mesa Credit Facility also requires Alta Mesa to maintain the following two financial ratios:

•	a current ratio, tested quarterly, commencing with the fiscal quarter ending June 30, 2018, of Alta Mesa’s consolidated current assets to its consolidated current liabilities of not less than 1.0 to 1.0 as of the end of each fiscal quarter; and

•	a leverage ratio, tested quarterly, commencing with the fiscal quarter ending June 30, 2018, of Alta Mesa’s consolidated debt (other than obligations under hedge agreements) as of the end of such fiscal quarter to its consolidated EBITDAX over the four quarter period then ended of not greater than 4.0 to 1.0.

The foregoing description of the Alta Mesa Credit Facility is a summary only and is qualified in its entirety by reference to the Alta Mesa Credit Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Kingfisher Credit Agreement Amendment

On the Closing Date, Kingfisher entered into that certain First Amendment to Credit Agreement and Limited Consent (the “Kingfisher Amendment”), which amends the Credit Agreement, dated as of August 8, 2017, among Kingfisher, each of the lenders from time to time party thereto and ABN AMRO Capital USA LLC, as administrative agent and LC Issuer (the “Kingfisher Credit Agreement”). The Kingfisher Amendment, among other things, (1) permits the Business Combination, and (2) provides for the obligations under the Kingfisher Credit Agreement to be secured by a pledge of the equity interests in Kingfisher owned by SRII Opco.

The foregoing description of the Kingfisher Amendment is a summary only and is qualified in its entirety by reference to the Kingfisher Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Limited Partnership Agreement of SRII Opco

At the Closing, we, SRII Opco GP and the Contributors entered into SRII Opco’s amended and restated agreement of limited partnership (the “SRII Opco LPA”), which sets forth, among other things, the rights and obligations of the general partner and limited partners of SRII Opco. Under the SRII Opco LPA, the Contributors became limited partners of SRII Opco and SRII Opco GP continued as the sole general partner of SRII Opco. As the sole general partner, SRII Opco GP has the ability to control all of the day-to-day business affairs and decision making of SRII Opco without the approval of any other partner, unless otherwise stated in the SRII Opco LPA.    For example, SRII Opco GP cannot take any action that would result in the failure of SRII Opco to be taxable as a partnership for federal income tax purposes without the approval of the other partners. Pursuant to the terms of the SRII Opco LPA, SRII Opco GP cannot be removed as the general partner of SRII Opco except by its election. The material terms of the SRII Opco LPA are described in Silver Run’s definitive Proxy Statement, dated January 19, 2018 (the “Proxy Statement”), relating to the special meeting of Silver Run’s stockholders held on February 6, 2018 (the “Special Meeting”) in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Contribution Agreements—Amended and Restated Agreement of Limited Partnership of SRII Opco,” which is incorporated herein by reference.

The foregoing description of the SRII Opco LPA is a summary only and is qualified in its entirety by reference to the SRII Opco LPA, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Contributors, pursuant to which such parties will be entitled to certain registration rights relating to shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon the future redemption or exchange by the Contributors of their common units representing limited partner interests in SRII Opco (the “SRII Opco Common Units”). The material provisions of the Registration Rights Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Contribution Agreements—Registration Rights Agreement,” which is incorporated herein by reference.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to IPO Registration Rights Agreement

In connection with the Closing, on the Closing Date, the Company entered into Amendment No. 1 (the “Registration Rights Amendment”) to the Registration Rights Agreement, dated as of March 23, 2017 (the “Original Agreement”), by and among the Company, Silver Run Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), and affiliate of Riverstone Investment Group LLC (“Riverstone”), and the other holders party thereto. The Registration Rights Amendment amends and restates the cutback provisions in the Original Agreement relating to the holders’ piggyback registration rights.

The foregoing description of the Registration Rights Amendment is a summary only and is qualified in its entirety by reference to the Registration Rights Amendment, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On the Closing Date, we entered into a tax receivable agreement (the “Tax Receivable Agreement”) with SRII Opco, the Alta Mesa Contributor and the Riverstone Contributor. The Tax Receivable Agreement generally provides for the payment by us to the Alta Mesa Contributor and the Riverstone Contributor and their respective permitted transferees of 85% of the amount of net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) certain tax basis increases resulting from the exchange of SRII Opco Common Units for Class A Common Stock (or, in certain circumstances, cash) pursuant to the redemption right or our right to effect a direct exchange of SRII Opco Common Units under the SRII Opco LPA, other than such tax basis increases allocable to assets held by Kingfisher or otherwise used in Kingfisher’s midstream business, and (ii) interest paid or deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the Tax Receivable

Agreement. We will retain the benefit of the remaining 15% of these cash savings. The material terms of the Tax Receivable Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Alta Mesa Contribution Agreement—Tax Receivable Agreement,” which is incorporated herein by reference.

The foregoing description of the Tax Receivable Agreement is a summary only and is qualified in its entirety by reference to the Tax Receivable Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Restrictive Covenant Agreement

On the Closing Date, we entered into a restrictive covenant agreement (the “Restrictive Covenant Agreement”) with Asset Risk Management, LLC, a Delaware limited liability company (“ARM”), the current operator of Kingfisher’s assets. Pursuant to the Restrictive Covenant Agreement, ARM has agreed to not conduct certain midstream services in Kingfisher, Garfield, Major, Blaine and Logan Counties, Oklahoma and certain townships in Canadian County, Oklahoma (for a period of 18 months after the Closing Date). The material terms of the Restrictive Covenant Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Kingfisher Contribution Agreement—Restrictive Covenant Agreement,” which is incorporated herein by reference.

The foregoing description of the Restrictive Covenant Agreement is a summary only and is qualified in its entirety by reference to the Restrictive Covenant Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnity Agreements

On the Closing Date, we entered into indemnity agreements with Messrs. David M. Leuschen, Pierre F. Lapeyre, Jr., William W. McMullen, Don Dimitrievich and Donald R. Sinclair, each of whom became a director following the Business Combination, and Messrs. Harlan H. Chappelle, Michael E. Ellis, Michael A. McCabe, David Murrell, Homer “Gene” Cole and Ronald J. Smith, each of who became executive officers and/or directors of the Company following the Business Combination. In addition, we amended the indemnity agreements previously entered into with Messrs. Jim T. Hackett, William D. Gutermuth and Jeffrey H. Tepper and Ms. Diana J. Walters to make certain changes to reflect the Closing. Each indemnity agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing descriptions of the indemnity agreements and indemnity agreement amendments are a summary only and are qualified in their entirety by reference to the form of indemnity agreement and form of indemnity agreement amendment, copies of which are attached as Exhibit 10.7 and Exhibit 10.8 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Management Services Agreement

On the Closing Date, Alta Mesa entered into a management services agreement (the “Management Services Agreement”) with High Mesa, Inc. (“High Mesa”). Under the Management Services Agreement, during the 180-day period following the Closing (the “Initial Term”), Alta Mesa will provide certain administrative, management and operational services necessary to manage the business of High Mesa and its subsidiaries (the “Services”), in each case, subject to and in accordance with an approved budget. Thereafter, the Management Services Agreement will automatically renew for additional consecutive 180-day periods (each, a “Renewal Term”), unless terminated by either party upon at least 90 days’ written notice to the other party prior to the end of the Initial Term or any Renewal Term. For a period of 60 days following the expiration of the term, Alta Mesa is obligated to assist High Mesa with the transition of the Services from Alta Mesa to a successor service provider. As compensation for the Services, including during any transition to a successor service provider, High Mesa will pay Alta Mesa each month (i) a management fee of $10,000, (ii) an amount equal to Alta Mesa’s costs and expenses incurred in connection with providing the Services as provided for in the approved budget and (iii) an amount equal to Alta Mesa’s costs and expenses incurred in connection with any emergency. The material terms of the Management Services Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Alta Mesa Contribution Agreement—Management Services Agreement,” which is incorporated herein by reference.

The foregoing description of the Management Services Agreement is a summary only and is qualified in its entirety by reference to the Management Services Agreement, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreement

Following the Closing, certain existing owners of Alta Mesa, including Mr. Chappelle, Mr. Ellis and certain affiliates of Bayou City Energy Management, LLC, a Delaware limited liability company (“Bayou City”), and HPS Investment Partners, LLC, a Delaware limited liability company (“HPS”), will own an aggregate 10% voting interest in Alta Mesa GP. On the Closing Date, these existing owners entered into an amended and restated voting agreement (the “A&R Voting Agreement”) with SRII Opco and the Alta Mesa GP, pursuant to which such existing owners agreed to vote their interests in Alta Mesa GP as directed by SRII Opco and appointed SRII Opco as their respective proxy and attorney-in-fact with respect to any voting matters related to their respective interests in Alta Mesa GP. As a result of the A&R Voting Agreement, SRII Opco will effectively have a 100% voting interest in Alta Mesa GP. The A&R Voting Agreement will continue in force until SRII Opco elects to terminate the agreement or, with respect to each existing owner individually, such existing owner no longer owns a voting interest in Alta Mesa GP.

The foregoing description of the A&R Voting Agreement is a summary only and is qualified in its entirety by reference to the A&R Voting Agreement, a copy of which is attached as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Transition Services Agreement

On the Closing Date, Kingfisher entered into an operating transition services agreement (the “Transition Services Agreement”) with ARM. Under the Transition Services Agreement, during the six-month period following the Closing, ARM will provide certain operational services with respect to certain gas gathering and processing systems and crude oil gathering facilities that are owned, or may be acquired, by Kingfisher in Kingfisher County, Oklahoma (the “TSA Services”), in each case, subject to and in accordance with an approved budget. As compensation for the TSA Services, Kingfisher will pay ARM each month (i) a management fee of $10,000, (ii) an amount equal to ARM’s costs and expenses incurred in connection with providing the TSA Services as provided for in the approved budget and (iii) an amount equal to ARM’s costs and expenses incurred in connection with any emergency. The material terms of the Transition Services Agreement are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Kingfisher Contribution Agreement—Transition Services Agreement,” which is incorporated herein by reference.

The foregoing description of the Transition Services Agreement is a summary only and is qualified in its entirety by reference to the Transition Services Agreement, a copy of which is attached as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material provisions of the Contribution Agreements are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—The Contribution Agreements,” which is incorporated herein by reference.

The Business Combination was approved by Silver Run’s stockholders at the Special Meeting. At the Special Meeting, 112,232,759 shares of Silver Run Class A Common Stock and Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “common stock”), were voted in favor of the proposal to approve the Business Combination, 1,785,365 shares of Silver Run common stock were voted against the proposal, and holders of 300 shares of Silver Run common stock abstained from voting on the proposal. Silver Run’s public stockholders had the opportunity, in connection with the Closing, to redeem shares of Class A Common Stock pursuant to the terms of Silver Run’s amended and restated certificate of incorporation (the “Charter”), and public stockholders holding 3,270 shares of Class A Common Stock elected to have such shares redeemed for an aggregate amount of approximately $32,944. In addition, in connection with the Closing and in accordance with the Charter, all of the 25,875,000 outstanding shares of Class B Common Stock were converted into shares of Class A Common Stock on a one-for-one basis.

At Closing, pursuant to the terms of the Contribution Agreements:

•	SRII Opco and Silver Run issued to the Alta Mesa Contributor 138,402,398 SRII Opco Common Units and 138,402,398 shares of Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”), respectively, and Silver Run contributed $400 million in cash to Alta Mesa;

•	SRII Opco and Silver Run issued to the Kingfisher Contributor 55,000,000 SRII Opco Common Units and 55,000,000 shares of Class C Common Stock, respectively, and SRII Opco paid to the Kingfisher Contributor approximately $814.8 million in cash; and

•	SRII Opco and Silver Run issued to the Riverstone Contributor 20,000,000 SRII Opco Common Units and 20,000,000 shares of Class C Common Stock, respectively.

Pursuant to the Alta Mesa Contribution Agreement and the Kingfisher Contribution Agreement, for a period of seven years following the Closing, the Alta Mesa Contributor and the Kingfisher Contributor will be entitled to receive an aggregate of up to $800 million and $200 million in earn-out consideration, respectively, to be paid in the form of SRII Opco Common Units (and a corresponding number of shares of Class C Common Stock) if the 20-day volume-weighted average price of the Class A Common Stock equals or exceeds specified prices as described in the Proxy Statement.

Silver Run also issued to Riverstone VI SR II Holdings, L.P. (“Fund VI Holdings”), an affiliate of Riverstone, 40,000,000 shares of Class A Common Stock and warrants to purchase 13,333,333 shares of Class A Common Stock, in exchange for $400 million pursuant to that certain Forward Purchase Agreement, dated as of March 17, 2017 (the “Forward Purchase Agreement”), by and between Silver Run and Fund VI Holdings. A copy of the Forward Purchase Agreement, which was filed as Exhibit 10.9 to Silver Run’s Registration Statement on Form S-1/A (File No. 333-216409) filed with the SEC on March 17, 2017, is incorporated herein by reference.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities: (a) 169,371,730 shares of Class A Common Stock, (b) 213,402,398 shares of Class C Common Stock held by the Contributors, (c) warrants exercisable for 62,966,666 shares of Class A Common Stock, (d) one share of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), held by each of Bayou City, HPS and AM Equity Holdings, LP, a Texas limited partnership (“AM Management”), and (e) one share of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), held by the Riverstone Contributor. As of the Closing Date and following the completion of the Business Combination, the Contributors owned an aggregate of 213,402,398 SRII Opco Common Units exchangeable on a one-for-one basis for shares of Class A Common Stock. Upon the exchange by any Contributor of SRII Opco Common Units for shares of Class A Common Stock, a corresponding number of shares of Class C Common Stock held by such Contributor will be cancelled.

As of the Closing Date and following the completion of the Business Combination, the ownership interests of the Company’s stockholders were as follows:

•	public stockholders owned 103,496,730 shares of Class A Common Stock, representing an approximate 61.1% economic interest and an approximate 27.0% voting interest;

•	the holders of our founder shares, including our Sponsor and the Company’s independent directors prior to the Closing owned 25,875,000 shares of Class A Common Stock, representing an approximate 15.3% economic interest and an approximate 6.8% voting interest;

•	the Alta Mesa Contributor owned 138,402,398 shares of Class C Common Stock, representing a 0% economic interest and an approximate 36.2% voting interest;

•	the Kingfisher Contributor owned 55,000,000 shares of Class C Common Stock, representing a 0% economic interest and an approximate 14.4% voting interest;

•	the Riverstone Contributor owned 20,000,000 shares of Class C Common Stock, representing a 0% economic interest and an approximate 5.2% voting interest; and

•	Fund VI Holdings owned 40,000,000 shares of Class A Common Stock, representing an approximate 23.6% economic interest and an approximate 10.4% voting interest.

Prior to the Closing, Silver Run was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its subsidiaries, SRII Opco GP and SRII Opco. The following information is provided about the business of the Company reflecting the consummation of the Business Combination.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in Alta Mesa’s and Kingfisher’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the Business Combination disrupts our, Alta Mesa’s or Kingfisher’s current plans and operations;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company, Alta Mesa or Kingfisher may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 43 of the Proxy Statement.

Business and Properties

The business and properties of Alta Mesa and Kingfisher prior to the Business Combination are described in the Proxy Statement in the sections entitled “Business of Alta Mesa” beginning on page 257 and “Business of Kingfisher” beginning on page 305, which are incorporated herein by reference. The business of Silver Run prior to the Business Combination is described in the Proxy Statement in the section entitled “Business of Silver Run” beginning on page 206, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 43, which is incorporated herein by reference.

Selected Historical Financial Information of Alta Mesa and Kingfisher

The selected historical financial information of Alta Mesa for the three years ended December 31, 2016 and the nine months ended September 30, 2017 is provided in the Proxy Statement in the section entitled “Selected Historical Financial Information of Alta Mesa” beginning on page 36, which is incorporated herein by reference.

The selected historical financial information of Kingfisher as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and the period from Kingfisher’s inception (January 30, 2015) through December 31, 2015 and the nine months ended September 30, 2017 is provided in the Proxy Statement in the section entitled “Selected Historical Financial Information of Kingfisher” beginning on page 39, which is incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information of Silver Run for the year ended December 31, 2016 and the nine months ended September 30, 2017 included in the Proxy Statement beginning on page 97 is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Alta Mesa and Kingfisher prior to the Business Combination is included in the Proxy Statement in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alta Mesa” beginning on page 226 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kingfisher” beginning on page 291, respectively, which are incorporated herein by reference. Management’s discussion and analysis of financial condition and results of operations of Silver Run prior to the Business Combination is described in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Silver Run” beginning on page 203, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of Class A Common Stock and Class C Common Stock, as of February 9, 2018:

•	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s voting securities;

•	each of the Company’s current executive officers and directors; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of voting securities of the Company is based on 382,774,128 shares of Class A Common Stock and Class C Common Stock issued and outstanding in the aggregate as of February 9, 2018.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting securities beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares of Voting Securities	Percent of Class %
5% or Greater Stockholders
Investment vehicles affiliated with Riverstone Holdings LLC(2)	85,776,000	22.4%
Highfields Capital Management(3)	11,500,000	3.0%
Orbis Allan Gray LTD(4)	11,286,508	2.9%
Baupost Group LLC(5)	6,615,552	1.7%
High Mesa Holdings, LP(6)(8)	138,402,398	36.2%
KFM Holdco, LLC(7)(8)	55,000,000	14.4%
Directors and Executive Officers
James T. Hackett	—	—
Harlan H. Chappelle	—	—
Michael E. Ellis(6)(8)	—	—
Michael A. McCabe	—	—
David M. Leuschen(2)	—	—
Pierre F. Lapeyre Jr.(2)	—	—
William W. McMullen	—	—
Don Dimitrievich	—	—
William D. Gutermuth	33,000	*
Jeffrey H. Tepper	33,000	*
Diana J. Walters	33,000	*
Donald R. Sinclair	—	—
David Murrell	—	—
Homer “Gene” Cole	—	—
Ronald J. Smith	—	—
All directors and executive officers, as a group (15 individuals)	99,000	*

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Alta Mesa Resources, Inc., 15021 Katy Freeway, Suite 400, Houston, Texas 77094.
(2)	Includes 16,548,894 shares of Class A Common Stock held of record by Sponsor, 18,522,000 shares of Class A Common Stock held of record by Riverstone VI SR II Holdings, L.P. (“SR II Holdings”), 25,857,148 shares of Class A Common Stock held by Riverstone AMR Partners, L.P. (“AMR Partners”), 1,720,243 shares of Class A Common Stock held of record by Riverstone AMR Partners-U, LLC (“AMR Partners-U”), 3,127,715 shares of Class A Common Stock held of record by Riverstone AMR Partners-T, L.P. (“AMR Partners-T”) and 20,000,000 shares of Class C Common Stock held of record by Riverstone VI Alta Mesa Holdings, L.P. (“Riverstone Contributor” and, together with the Sponsor, SR II Holdings, AMR Partners, AMR Partners-U and AMR Partners-T, the “Riverstone Funds”). David M. Leuschen and Pierre F. Lapeyre, Jr. are the managers of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Holdings”), which is the sole shareholder of Riverstone Energy GP VI Corp, which is the managing member of Riverstone Energy GP VI, LLC (“Riverstone Energy GP”) which is the general partner of Riverstone Energy Partners VI, L.P., which is the general partner of AMR Partners, the manager of AMR Partners-U and the managing member of Riverstone Energy VI Holdings GP, LLC, which is the general partner of each of the Riverstone Contributor and SR II Holdings, which is the sole and managing member of Silver Run. Riverstone Energy GP is also the sole member of Riverstone Energy Partners VI (Non-U.S.), LLC, which is the general partner of AMR Partners-T, L.P. Riverstone Energy GP is managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, N. John Lancaster, Baran Tekkora and Robert M. Tichio. As such, each of Riverstone Energy GP, Riverstone Energy GP VI Corp, Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by the Riverstone Funds. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and individuals is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019.
(3)	Based on information contained in Schedule 13G filed on April 4, 2017 by Highfields Capital Management LP (“Highfields”). Highfields’ address is 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.
(4)	Based on information contained in Schedule 13G filed on April 10, 2017 by Orbis Investment Management Limited (“OIML”) and Orbis Investment Management (U.S.), LLC (“OIMUS”). OIML’s address is Orbis House, 25 Front Street, Hamilton Bermuda HM11 and OIMUS’s address is 600 Montgomery Street, Suite 3800, San Francisco, CA 94111, USA.
(5)	Based on information contained on Form 13F filed on August 11, 2017 by Baupost Group L.L.C. (“Baupost”). Baupost’s address is 10 St James Avenue, Suite 1700, Boston, MA 02116.
(6)	The sole general partner of the Alta Mesa Contributor is High Mesa Holdings GP, LLC (“High Mesa GP”). High Mesa, Inc. (“High Mesa”) holds a majority of the outstanding limited partner interests in the Alta Mesa Contributor and all of the outstanding limited liability company interests in High Mesa GP. The interests of the Alta Mesa Contributor are beneficially owned (either directly or through interests in High Mesa) by three groups, each consisting of affiliated parties: (i) AM MME Holdings, LP, Galveston Bay Resources Holdings, LP, Petro Acquisitions Holdings, LP, Petro Operating Company Holdings, Inc., Harlan H. Chappelle, Gene Cole, Mike McCabe, Dale Hayes, AM Equity Holdings, LP and MME Mission Hope, LLC (collectively, the “Management Holders”), (ii) HPS Investment Partners, LLC, Mezzanine Partners II Delaware Subsidiary, LLC, Offshore Mezzanine Partners Master Fund II, L.P., Institutional Mezzanine Partners II Subsidiary, L.P., AP Mezzanine Partners II, L.P., The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, Northwestern Mutual Capital Strategic Equity Fund III, LP, KCK-AMIH, Ltd. and United Insurance Company of America, Jade Real Assets Fund, L.P. (collectively, the “HPS Alta Mesa Holders”) and (iii) Bayou City Energy Management, LLC, BCE-MESA Holdings LLC, and BCE-AMH Holdings, LLC (collectively, the “Bayou City Holders”). The Class C Common Stock owned by the Alta Mesa Contributor is subject to a voting agreement pursuant to which the Alta Mesa Contributor will vote the shares of Class C Common Stock proportionately in accordance with the express direction of the HPS Alta Mesa Holders, the Bayou City Holders and the Management Holders, respectively, based upon the relative ownership in the Alta Mesa Contributor of each such group. Mr. Ellis (who is our Chief Operating Officer—Upstream and one of our directors), through his ownership in AM MME Holdings, LP, Galveston Bay Resources Holdings, LP, Petro Acquisitions Holdings, LP, Petro Operating Company Holdings, Inc. and AM Equity Holdings, LP, will effectively control the vote of the Management Holders, and as a result, may be deemed to beneficially own the Class C Common Stock beneficially owned by each such entity. William W. McMullen ( who is one of our directors) through his ownership of the Bayou City Holders may be deemed to beneficially own the shares beneficially owned by the Bayou City Holders. Mr. Ellis, Mr. McMullen, the Management Holders, the HPS Alta Mesa Holders and the Bayou City Holders disclaim beneficial ownership of the shares of the Alta Mesa Contributor and the other Alta Mesa Contributor holders except to the extent of their respective pecuniary interests therein.
(7)	The members of the Kingfisher Contributor are (i) ARM-M I, LLC, a Delaware limited liability company (“ARMMI”), (ii) HMS Kingfisher HoldCo, LLC, a Delaware limited liability company (“HMS”), and (iii) Mezzanine Partners II Delaware Subsidiary, LLC, a Delaware limited liability company, KFM Offshore, LLC, a Delaware limited liability company, KFM Institutional, LLC, a Delaware limited liability company, AP Mezzanine Partners II, L.P., a Delaware limited partnership, and Jade Real Assets Fund, L.P., a Delaware limited partnership, each of which is directly or indirectly managed by HPS Investment Partners, LLC (collectively, the “HPS Kingfisher Holders”). ARMMI, HMS and the HPS Kingfisher Holders disclaim beneficial ownership of the shares held by the Kingfisher Contributor, except to the extent of their respective pecuniary interests therein. The business address of the Kingfisher Contributor is 20329 State Highway 249, Suite 450, Houston, Texas, 77070.
(8)	Reflects shares of Class C Common Stock.

Directors

On the Closing Date, in connection with the Business Combination, the size of the Company’s board of directors (the “Board”) was increased from four members to eleven members. Messrs. William D. Gutermuth, Donald R. Sinclair and David M. Leuschen were appointed to serve as Class I directors, with terms expiring at the Company’s annual meeting of stockholders in 2018; Messrs. Jeffrey H. Tepper, Michael E. Ellis and Pierre F. Lapeyre Jr. and Ms. Diana J. Walters were appointed to serve as Class II directors, with a term expiring at the Company’s annual meeting of stockholders in 2019; and Messrs. James T. Hackett, Harlan H. Chappelle, Don Dimitrievich and William W. McMullen were appointed to serve as Class III directors, with a term expiring at the Company’s annual meeting of stockholders in 2020. Information with respect to each of the Company’s directors (other than Mr. Sinclair) is set forth in the Proxy Statement in the section entitled “Officers and Directors of Silver Run” beginning on page 209, which is incorporated herein by reference, and information with respect to Mr. Sinclair is provided below.

Donald R. Sinclair. Mr. Sinclair has been appointed to serve on the Board effective upon the Closing. Mr. Sinclair has over 30 years of experience in the oil and gas industry, with a focus on marketing and trading, particularly in the midstream sector. Mr. Sinclair currently serves as the Chairman of the Board of Directors and President of WTX Pumping Services LLC. He also currently serves as a senior advisor to Anadarko Petroleum Corporation and as a senior advisor to Western Gas Equity Holdings, LLC (“WES GP”), the general partner of Western Gas Equity Partners LP. From 2009 to 2017, Mr. Sinclair served as the President and Chief Executive Officer of WES GP and as a member of the board of directors of WES GP. From 2010 to 2016, he also served as the

Vice President and Senior Vice President of Anadarko Petroleum Corporation. In 2003, Mr. Sinclair co-founded Ceritas Energy, LLC (“Ceritas”), and served as the President and Chief Executive Officer of Ceritas from 2003 to 2009. From 1998 to 2003, Mr. Sinclair was involved in energy industry consulting and the management of personal business interests. From 1997 to 1998, he served as the President of Duke Energy Trading and Marketing LLC (“Duke”). Prior to joining Duke, Mr. Sinclair served as Senior Vice President of Tenneco Energy, a unit of Tenneco Inc. (“Tenneco”), and as President of Tenneco Energy Resources Corporation. Prior to joining Tenneco, Mr. Sinclair served for eight years in various officer positions with Dynegy Inc. (formerly NGC Corporation), including as Senior Vice President and Chief Risk Officer, during which time he was in charge of all risk management activities and commercial operations. Mr. Sinclair earned a Bachelor of Business Administration degree from Texas Tech University. Mr. Sinclair was selected to serve on the Board due to his significant leadership experience and his extensive investment experience in the oil and gas industry.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Sinclair had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Sinclair and any other person pursuant to which Mr. Sinclair was selected as a director of the Company.

Independence of Directors

Under the listing rules of The NASDAQ Capital Market (“NASDAQ”), we are required to have a majority of independent directors serving on our Board. The Company’s Board has determined that Ms. Diana J. Walters and Messrs. Don Dimitrievich, William D. Gutermuth, Jeffrey H. Tepper, Donald R. Sinclair, David M. Leuschen and Pierre F. Lapeyre, Jr. are independent within the meaning of NASDAQ Rule 5605(a)(2).

Committees of the Board of Directors

Following the Closing, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee. The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Under the NASDAQ listing standards and applicable SEC rules, the Company is required to have at least three members of the Audit Committee, all of whom must be independent. Following the Closing, our Audit Committee consists of Messrs. William D. Gutermuth and Jeffrey H. Tepper and Ms. Diana J. Walters, with Ms. Diana J. Walters serving as the Chair. We believe that Messrs. William D. Gutermuth and Jeffrey H. Tepper and Ms. Diana J. Walters qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Ms. Diana J. Walters qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee. The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of the Company’s other officers;

•	reviewing on an annual basis the Company’s executive compensation policies and plans;

•	implementing and administering the Company’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers and employees;

•	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Under the NASDAQ listing standards, the Company is required to have a Compensation Committee, all of whom must be independent. Following the Closing, our Compensation Committee consists of Messrs. Donald R. Sinclair and Jeffrey H. Tepper and Ms. Diana J. Walters, with Mr. Donald R. Sinclair serving as the Chair. We believe that Messrs. Donald R. Sinclair and Jeffrey H. Tepper and Ms. Diana J. Walters qualify as independent directors according to the rules and regulations of the NASDAQ with respect to compensation committee membership.

Nominating and Corporate Governance Committee. The principal functions of the Company’s Nominating and Corporate Governance Committee are detailed in the Company’s Nominating and Corporate Governance Committee charter, which is available on the Company’s website, and include:

•	assisting the Board in identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommending director nominees for election or for appointment to fill vacancies;

•	recommending the election of officer candidates;

•	monitoring the independence of Board members;

•	ensuring the availability of director education programs; and

•	advising the Board about appropriate composition of the Board and its committees.

The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Following the Closing, our Nominating and Corporate Governance Committee consists of Messrs. Donald R. Sinclair, Jeffrey H. Tepper and Ms. Diana J. Walters, with Mr. Jeffrey H. Tepper serving as the Chair.

Executive Officers

In connection with and effective as of the Closing, Mr. Thomas J. Walker resigned as the Company’s Chief Financial Officer and Mr. Stephen S. Coats resigned as the Company’s Secretary. Mr. James T. Hackett, who will no longer serve as Chief Executive Officer, was appointed by the Board to serve as Chief Operating Officer—Midstream. Also, in connection with the Closing, the following individuals were appointed by the Board as executive officers of the Company:

Name	Position
Harlan H. Chappelle	Chief Executive Officer
Michael E. Ellis	Chief Operating Officer—Upstream and Director
Michael A. McCabe	Chief Financial Officer, Chief Compliance Officer and Secretary
David Murrell	Vice President of Land and Business Development
Homer “Gene” Cole	Vice President and Chief Technical Officer
Ronald J. Smith	Vice President and Chief Accounting Officer

Information with respect to Messrs. Hackett, Chappelle, Ellis and McCabe is set forth in the Proxy Statement in the section entitled “Officers and Directors of Silver Run” beginning on page 209, which is incorporated herein by reference, and information with respect to the remaining executive officers is provided below.

David Murrell. Mr. Murrell has been appointed to serve as the Company’s Vice President of Land and Business Development effective upon the Closing. Mr. Murrell has over 30 years of experience in Gulf Coast leasing, exploration and development programs, contract management and acquisitions and divestitures. Prior to Mr. Murrell’s appointment as our Vice President of Land and Business Development, Mr. Murrell served as the Vice President of Land and Business Development at Alta Mesa from 2006 until the Closing. While at Alta Mesa, he created a structured land management system, and built a team of division order analysts, lease analysts, landmen, and field representatives that facilitated Alta Mesa’s growth. Mr. Murrell earned a Bachelor of Business Administration in Petroleum Land Management from the University of Oklahoma and is a Certified Professional Landman through the Association of Professional Landmen.

Homer “Gene” Cole. Mr. Cole has been appointed to serve as the Company’s Vice President and Chief Technical Officer effective upon the Closing. Mr. Cole has over 25 years of extensive domestic and international oilfield experience in management, well completions and well stimulation design and execution. Prior to Mr. Cole’s appointment as our Vice President and Chief Technical Officer, Mr. Cole served as the Vice President and Chief Technical Officer of Alta Mesa from 2007 to the Closing. Mr. Cole started his career with Schlumberger Dowell as a Field Engineer and served from 1986 to 2007 in numerous positions of increasing responsibility with Schlumberger in the areas of field operations, engineering and management. He has a Bachelor of Science in Petroleum Engineering from Marietta College.

Ronald J. Smith. Mr. Smith has been appointed to service as the Company’s Vice President and Chief Accounting Officer effective upon the Closing. Mr. Smith has over 35 years of accounting experience, primarily in the energy industry. Prior to Mr. Smith’s appointment as our Vice President and Chief Accounting Officer, Mr. Smith served as the Vice President and Chief Accounting Officer of Alta Mesa from 2008 to the Closing. Mr. Smith has served in numerous senior level management positions including positions with Calpine Corporation and Mariner Energy. Mr. Smith holds a Bachelor of Science in Accounting from Robert Morris University, an MBA in Finance from the University of Houston and is a Certified Public Accountant.

Messrs. Murrell, Cole and Smith have entered into an employment agreement with the Company and have been issued awards under the LTIP The material terms of the employment agreements and LTIP awards are described in “—Director and Executive Officer Compensation” of this Current Report on Form 8-K which is incorporated herein by reference.

There are no arrangements or understandings between any of Messrs. Murrell, Cole or Smith and any other persons pursuant to which such individual was appointed as an executive officer of the Company. There are no family relationships between any of Messrs. Murrell, Cole or Smith and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Messrs. Murrell, Cole or Smith pursuant to Item 404(a) of Regulation S-K.

Indemnification of Directors and Executive Officers

Information about the indemnification of the Company’s directors and executive officers is set forth in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—The Contribution Agreements” beginning on page 107 and in Amendment No. 3 to Silver Run’s Registration Statement on Form S-1 (File No. 333-216409) filed with the SEC on March 22, 2017, in the section entitled “Limitation on Liability and Indemnification of Officers and Directors” beginning on page 117, which are incorporated herein by reference. Please also see the information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Indemnity Agreements” of this Current Report on Form 8-K.

Director and Executive Officer Compensation

Pre-Closing Compensation of Executive Officers and Directors

The compensation of Silver Run’s, Alta Mesa’s and Kingfisher’s named executive officers and directors before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation” beginning on page 214, which is incorporated herein by reference.

Post-Closing Compensation of Executive Officers and Directors

After completion of the Business Combination, Mr. James T. Hackett will serve as Chairman of the Board and Chief Operating Officer—Midstream, while Messrs. Harlan H. Chappelle, Michael E. Ellis, Michael A. McCabe, David Murrell, Homer “Gene” Cole and Ronald J. Smith will serve as Chief Executive Officer; Chief Operating Officer—Upstream; Chief Financial Officer, Chief Compliance Officer and Secretary; Vice President of Land and Business Development; Vice President and Chief Technical Officer; and Vice President and Chief Accounting Officer, respectively.

Employment Agreements, Annual Base Salaries and Target Bonuses

On the Closing Date, the Company entered into a letter agreement with Mr. Hackett under which, if the Company terminates Mr. Hackett’s employment without cause or he resigns for good reason, within the meaning of and under the letter agreement, he will be entitled to full accelerated vesting of all Company equity awards granted to him during the three years following closing of the Business Combination that are subject to time-based vesting and accelerated vesting of any such Company equity awards that are subject to performance-based vesting at the target level of performance. The Board also approved an annual base salary for Mr. Hackett of $450,000, effective on the Closing Date, and a target annual bonus amount under an annual performance bonus program for 2018 of 95% of his annual base salary.

In addition, on the Closing Date, the Company entered into new employment agreements with each of Messrs. Chappelle, Ellis, McCabe, Cole, Murrell and Smith. The employment agreements supersede each executive’s previous employment agreement with Alta Mesa and are for terms of three years (or two years for Mr. Smith).

Mr. Chappelle’s employment agreement entitles him to receive an annual base salary of $830,000 and to participate in an annual performance bonus program with a target bonus award determined by the Board. For 2018, Mr. Chappelle’s target annual bonus amount under this program will be 125% of his annual base salary. Mr. Chappelle is also entitled to receive an annual physical and reimbursement of up to $5,000 per year for tax planning services. If the Company terminates Mr. Chappelle’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, Mr. Chappelle will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all Company equity awards that are subject to time-based vesting, accelerated vesting of any Company equity awards that are subject to performance-based vesting at the target level of performance and full accelerated vesting of any nonqualified deferred compensation account balance or benefit, (iii) a lump-sum payment equal to the sum of $40,000 for outplacement services, two years of his annual base salary and two times the greater of his target annual bonus and the annual bonus paid to him for the prior year and (iv) payment for up to 18 months of his premiums for continued coverage in the Company’s group health plans and, thereafter, continued participation in the Company’s group health plans at his cost for up to an additional 18 months. Mr. Chappelle is also entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to his death or disability, under and within the meaning of his employment agreement. If Mr. Chappelle’s qualifying employment termination occurs during the twenty-one months following a change in control (within the meaning of the employment agreement) or, only in the case of termination without cause or resignation for good reason, during the three months prior to a change in control and is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, Mr. Chappelle will be entitled to an additional lump-sum payment equal to the sum of one year of his annual base salary and one times the greater of his target annual bonus and the annual bonus paid to him for the prior year. Mr. Chappelle’s right to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, is conditioned upon his executing a general release of claims in our favor. Mr. Chappelle has also agreed to refrain from competing with the Company or soliciting its customers or employees during and for a period of 12 months following his employment with the Company.

The employment agreements for Messrs. Ellis, McCabe, Cole, Murrell and Smith entitle them to receive annual base salaries of $520,000, $450,000, $450,000, $360,000, and $270,000, respectively, and to participate in an annual performance bonus program with a target bonus award determined by the Board. For 2018, Mr. Ellis’s, Mr. McCabe’s and Mr. Cole’s target annual bonus amounts under this program will be 95% of their respective annual base salaries, and Mr. Murrell’s and Mr. Smith’s target annual bonus amounts under this program will be 65% of their respective annual base salaries. Each of Messrs. Ellis, McCabe, Cole, Murrell and Smith is also entitled to receive an annual physical and reimbursement of up to $5,000 per year for tax planning services. If the Company terminates Mr. Ellis’s, Mr. McCabe’s, Mr. Cole’s, Mr. Murrell’s or Mr. Smith’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, he will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all Company equity awards that are subject to time-based vesting, accelerated vesting of any Company equity awards that are subject to performance-based vesting at the target level of performance and full accelerated vesting of any nonqualified deferred compensation account balance or benefit, (iii) a lump-sum payment equal to the sum of $24,000 (or $20,000 for Mr. Smith) for outplacement services, 18 months (or 12 months for Mr. Smith) of his annual base salary and 1.5 times (or one times for Mr. Smith) the greater of his target annual bonus and the annual bonus paid to him for the prior year and (iv) payment for up to 18 months of his premiums for continued coverage in the Company’s group health plans and, thereafter, for Messrs. Ellis, McCabe, Cole and Murrell, continued participation in the Company’s group health plans at his cost for up to an additional six months. Messrs. Ellis, McCabe, Cole, Murrell and Smith would each also be entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to death or disability, under and within the meaning of his employment agreement. If Mr. Ellis’s, Mr. McCabe’s, Mr. Cole’s, Mr. Murrell’s or Mr. Smith’s qualifying termination of employment occurs during the fifteen months following a change in control (within the meaning of his employment agreement) or, only in the case of termination without cause or resignation for good reason, during the three months prior to a change in control and is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, he will be entitled to an additional lump-sum payment equal to the sum of six months of his annual base salary and 0.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year. Mr. Ellis’s, Mr. McCabe’s, Mr. Cole’s, Mr. Murrell’s and Mr. Smith’s rights to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, are conditioned upon executing a general release of claims in our favor. Each of Messrs. Ellis, McCabe, Cole, Murrell and Smith has also agreed to refrain from competing with the Company or soliciting its customers or employees during and for a period of 12 months following his employment with the Company.

The employment agreements for Messrs. Chappelle, Ellis, McCabe, Cole, Murrell and Smith further entitle them, if a termination of employment occurs during the three years (or two years for Mr. Smith) following the Closing Date, to payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of a change in control (within the meaning of their respective employment agreements) other than the Business Combination plus an additional amount that puts the executive in the same after-tax position he would have been absent the imposition of excise taxes under Section 4999 of the Internal Revenue Code.

The foregoing summaries of the Company’s agreements with Messrs. Hackett, Chappelle, Ellis, McCabe, Cole, Murrell and Smith are subject to the full text of the agreements, which are filed, respectively, as Exhibits 10.12, 10.13, 10.14, 10.15, 10.16, 10.17 and 10.18 to this Current Report on Form 8-K and are incorporated herein by reference.

LTIP Awards

On February 6, 2018, the stockholders of the Company approved the Alta Mesa Resources, Inc. 2018 Long Term Incentive Plan (the “LTIP”), effective upon the closing of the Business Combination. The description of the LTIP set forth in the Proxy Statement section titled “Proposal No. 7—The LTIP Proposal” beginning on page 157 is incorporated herein by reference. A copy of the full text of the LTIP is filed as Exhibit 10.19 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company issued the following awards of options to purchase shares of Class A Common Stock under the LTIP on the Closing Date and has approved, effective upon the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC covering the offer and sale of securities under the LTIP and subject to the executive’s continued employment until such time, the following awards of restricted shares of Class A Common Stock to Messrs. Hackett, Chappelle, Ellis, McCabe, Cole, Murrell and Smith under the LTIP:

Name	Stock Options (#)	Restricted Stock (#)
James T. Hackett	589,623	—
Harlan H. Chappelle	589,623	—
Michael E. Ellis	353,774	—
Michael A. McCabe	283,019	125,786
Homer “Gene” Cole	283,019	125,786
David Murrell	106,132	47,170
Ronald J. Smith	53,066	23,585

The stock options were issued with exercise prices equal to the initial sale price on the Closing Date for Class A Common Stock on the NASDAQ, and the Compensation Committee amended the definition of fair market value in the LTIP to mean such initial sale price for purposes of these grants. The stock options and restricted stock awards will each vest in three substantially equal annual installments on the first three anniversaries of the Closing Date, subject to the executive’s continued service with us and the accelerated vesting terms of the agreements with the relevant executive described above.

Director Compensation

Effective as of the Closing, the Company adopted a director compensation program under which each director who is not an employee of the Company or a subsidiary and is not affiliated with Riverstone, Bayou City, HPS or AM Management will receive the following cash amounts for their services on our Board:

•	An annual director fee of $75,000;

•	If the director serves on a committee of our Board, an additional annual fee as follows:

•	Chairperson of the Audit Committee – $22,500;

•	Audit Committee member other than the chairperson – $10,000;

•	Chairperson of the Compensation Committee – $15,000;

•	Compensation Committee member other than the chairperson – $6,000;

•	Chairperson of the Nominating and Corporate Governance Committee – $12,500; and

•	Nominating and Corporate Governance Committee member other than the chairperson – $5,000.

•	If the director serves on a committee of our Board, an additional per meeting fee of $1,500 for:

•	Each member of the Audit Committee for each Audit Committee meeting attended per calendar year in excess of eight meetings;

•	Each member of the Compensation Committee for each Compensation Committee meeting attended per calendar year in excess of six meetings; and

•	Each member of the Nominating and Corporate Governance Committee for each Nominating and Corporate Governance Committee meeting attended per calendar year in excess of six meetings.

Director fees under the program will be payable in arrears in four equal quarterly installments not later than the 15th day following the final day of each fiscal quarter, provided that the amount of each payment in respect of annual fees will be prorated for any portion of a quarter that a director is not serving on our Board or on a particular committee, and no fee will be payable in respect of any period prior to the Closing.

The Company has also approved an award of 18,344 fully vested shares of Class A Common Stock to each of Ms. Diana J. Walters and Messrs. William D. Gutermuth, Jeffrey H. Tepper and Donald R. Sinclair under the LTIP, effective upon the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC covering the offer and sale of securities under the LTIP and subject to the director’s continued service until such time.

Certain Relationships and Related Party Transactions

Founder Shares

On November 21, 2016, the Sponsor purchased 11,500,000 shares of Class B Common Stock, the founder shares, from Silver Run, for an aggregate purchase price of $25,000, or approximately $0.002 per share. In March 2017, the Sponsor transferred 33,000 founder shares to each of Silver Run’s then independent directors (together with the Sponsor, the “Initial Stockholders”) at their original purchase price. In March 2017, Silver Run effected a stock dividend of approximately 1.25 shares for each outstanding share of Class B Common Stock, resulting in the Initial Stockholders holding an aggregate of 25,857,000 founder shares. On February 9, 2018, pursuant to the terms of the Charter, all of the outstanding shares of Class B Common Stock were automatically converted into shares of Class A Common Stock on a one-for-one basis in connection with the Closing. As used herein, unless the context otherwise requires, “founder shares” are deemed to include the shares of Class A Common Stock issued upon conversion thereof.

The Company’s Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

On March 29, 2017, the Sponsor purchased from Silver Run an aggregate of 15,133,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per warrant ($22,700,000 in the aggregate) in a private placement that occurred simultaneously with the closing of Silver Run’s initial public offering (the “IPO”). Each whole Private Placement Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was placed in Silver Run’s trust account along with the proceeds from the IPO. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Private Placement Warrants until 30 days after the completion of the Business Combination.

Related Party Loans

On November 22, 2016, the Sponsor agreed to loan Silver Run an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “2016 Note”). The 2016 Note was non-interest bearing and payable on the earlier of March 31, 2017 or the completion of the IPO. On November 22, 2016, Silver Run borrowed $300,000 under the 2016 Note, and repaid the full $300,000 balance of the 2016 Note on March 29, 2017.

On September 27, 2017, the Sponsor agreed to loan Silver Run an aggregate of up to $2,000,000 to cover expenses related to the Business Combination pursuant to a promissory note (the ‘‘2017 Note’’). This loan is non-interest bearing and payable on the earlier of March 29, 2019 or the date on which Silver Run consummates a Business Combination. On September 27, 2017, Silver Run borrowed $2,000,000 under the 2017 Note, and Silver Run repaid the $2,000,000 balance on the Closing Date.

Administrative Support Agreement

On March 23, 2017, Silver Run entered into an administrative support agreement pursuant to which it agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Silver Run paid the affiliate of the Sponsor $30,000 and $60,000 for such services for the three and nine months ended September 30, 2017, respectively. Following the Business Combination, the Company will cease paying these monthly fees.

Forward Purchase Agreement

On March 17, 2017, Silver Run entered into the Forward Purchase Agreement with Fund VI Holdings, pursuant to which Silver Run agreed to sell at the closing of an initial business combination, and Fund VI Holdings agreed to purchase, up to an aggregate of up to 40,000,000 shares of Class A Common Stock and warrants to purchase 13,333,333 shares of Class A Common Stock, for an aggregate purchase price of up to $400 million. In connection with the Closing, Fund VI Holdings purchased from Silver Run 40,000,000 shares of Class A Common Stock (the “Forward Purchase Shares”) and warrants to purchase 13,333,333 shares of Class A Common Stock (the “Forward Purchase Warrants”), and Silver Run used the proceeds from such purchase to fund a portion of the consideration paid in the Business Combination. The Forward Purchase Shares are identical to shares of Class A Common Stock, except that the Forward Purchase Shares are subject to transfer restrictions and certain registration rights. The Forward Purchase Warrants are identical to the Private Placement Warrants. Fund VI Holdings cannot transfer any of the Forward Purchase Shares or Forward Purchase Warrants until 30 days after the Closing.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Amended and Restated Limited Partnership Agreement of SRII Opco,” “—Registration Rights Agreement,” “—Amendment to IPO Registration Rights Agreement,” “—Tax Receivable Agreement” and “—Indemnity Agreements,” of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of the Company is set forth in the Proxy Statement in the sections entitled “Business of Alta Mesa—Legal Proceedings” beginning on page 279, and “Business of Kingfisher—Legal Proceedings” beginning on page 316, which are incorporated herein by reference.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Silver Run

Silver Run’s units, shares of Class A Common Stock and warrants were historically quoted on NASDAQ under the symbols “SRUNU,” “SRUN” and “SRUNW,” respectively. Silver Run’s units commenced public trading on March 29, 2017, and the shares of Class A Common Stock and warrants each commenced separate trading on April 26, 2017.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit and share of Class A Common Stock as reported on NASDAQ for the periods presented. Since warrants are not currently eligible to be exercised, there is no information presented for the warrants in the table below.

	Units (SRUNU)		Class A Common Stock (SRUN)
	High	Low	High	Low
Fiscal 2017:
Fourth Quarter	$10.99	$10.20	$10.30	$9.65
Third Quarter	$11.00	$10.50	$10.38	$10.09
Second Quarter(1)	$10.90	$10.25	$10.35	$9.80
First Quarter(2)	$10.50	$10.37	N/A	N/A

(1)	Beginning on April 26, 2017 with respect to the Class A Common Stock.
(2)	Beginning on March 29, 2017 with respect to the units. The Class A Common Stock and the warrants commenced separate trading on April 26, 2017.

On August 15, 2017, the trading date before the public announcement of the Business Combination, Silver Run’s units and Class A Common Stock closed at $10.72 and $10.18, respectively.

Silver Run has not paid any cash dividends on the Class A Common Stock to date. Following completion of the Business Combination, the Company’s Board will consider whether or not to institute a dividend policy. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

As of the Closing Date, there was one holder of record of the Company’s Class A Common Stock.

In connection with the closing of the Business Combination, the Company’s Class A Common Stock and warrants will continue to be listed on the NASDAQ under the new trading symbols of “AMR” and “AMRWW,” respectively.

On February 9, 2018, in connection with the Closing, all of the units of the Company separated into their component parts of one share of Class A Common Stock and one-third of one warrant to purchase one share of Class A Common Stock of the Company, and the units ceased trading on NASDAQ.

Alta Mesa and Kingfisher

Historical market price information regarding Alta Mesa and Kingfisher is not provided because there is no public market for Alta Mesa’s or Kingfisher’s equity securities. Alta Mesa and Kingfisher have not made any cash distributions on their respective equity securities since January 1, 2015.

Recent Sales of Unregistered Securities

In addition to the below, information about unregistered sales of Silver Run’s equity securities is set forth in “Part II, Item 15. Recent Sales of Unregistered Securities” of Amendment No. 3 to Silver Run’s Registration Statement on Form S-1 (File No. 333-216409) filed with the SEC on March 22, 2017.

Issuances under the Forward Purchase Agreement

On the Closing Date, the Company issued the Forward Purchase Shares and the Forward Purchase Warrants pursuant to the Forward Purchase Agreement. The issuance of the Forward Purchase Shares and the Forward Purchase Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Other Issuances Related to the Business Combination

On the Closing Date, in connection with the Business Combination, the Company issued 213,402,398 shares of Class C Common Stock to the Contributors, one share of Series A Preferred Stock to each of Bayou City, HPS and AM Management and one share of Series B Preferred Stock to the Riverstone Contributor. These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Descriptions of the rights, preferences and privileges of the Class C Common Stock, the Series A Preferred Stock and the Series B Preferred Stock are set forth under “—Description of the Company’s Securities—Class C Common Stock,” “—Description of the Company’s Securities—Series A Preferred Stock” and “—Description of the Company’s Securities—Series B Preferred Stock,” respectively, below.

Description of the Company’s Securities

The Company has authorized 1,531,000,000 shares of capital stock, consisting of (a) 1,530,000,000 shares of common stock, including (i) 1,200,000,000 shares of Class A Common Stock, (ii) 50,000,000 shares of Class B Common Stock and (iii) 280,000,000 shares of Class C Common Stock, and (b) 1,000,000 shares of preferred stock, including three shares of Series A Preferred Stock and one share of Series B Preferred Stock. As of the Closing Date, there was: (a) one holder of record of Class A Common Stock and 169,371,730 shares of Class A Common Stock outstanding; (b) three holders of record of Class C Common Stock and 213,402,398 shares of Class C Common Stock outstanding; (c) three holders of record of Series A Preferred Stock and three shares of Series A Preferred Stock outstanding; (d) one holder of record of Series B Preferred Stock and one share of Series B Preferred Stock outstanding; and (e) two holders of the Company’s warrants and 62,966,666 warrants outstanding. All of the Company’s shares of Class B Common Stock were converted into shares of Class A Common stock on a one-for-one basis at the Closing.

Class A Common Stock

Holders of the Company’s Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class C Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Second Amended and Restated Charter (as defined below) (including any certificate of designation of preferred stock) or the bylaws of the Company, or as required by applicable provisions of the General Corporation Law of the State of Delaware or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (subject to (i) the right of the holders of our Series A Preferred Stock to nominate and elect four directors and (ii) the right of the holder of our Series B Preferred Stock to nominate and elect three directors). Subject to the rights of the holders of any outstanding series of preferred stock, the Company’s stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Class C Common Stock

In connection with the Business Combination, Silver Run issued 213,402,398 shares of Class C Common Stock to the Contributors. Holders of Class C Common Stock, together with holders of Class A Common Stock voting as a single class, will have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Second Amended and Restated Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C Common Stock. Holders of Class C Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Shares of Class C Common Stock may be issued only to the Contributors, their respective successors and assigns, as well as any permitted transferees of the Contributors. A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder’s SRII Opco Common Units to such transferee in compliance with the SRII Opco LPA. The SRII Opco LPA provides a redemption right to each limited partner of SRII Opco (other than the Company) that entitles it to cause SRII Opco to redeem, from time to time on or after the date that is 180 days after the Closing Date (except that the Kingfisher Contributor may cause the redemption of up to 39,000,000 SRII Opco Common Units at any time that is 90 days after the Closing Date), all or a portion of their SRII Opco Common Units for, at SRII Opco’s option, newly-issued shares of our Class A Common Stock on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Class A Common Stock for the five trading days prior to the date the Contributor delivers a notice of redemption for each SRII Opco Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). Upon the future redemption or exchange of SRII Opco Common Units held by a Contributor, a corresponding number of shares of Class C Common Stock held by such Contributor will be cancelled. For more information on the redemption and exchange rights related to the Class C Common Stock and SRII Opco Common Units, see the section of the Proxy Statement entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Agreements Related to the Contribution Agreements—Amended and Restated Agreement of Limited Partnership of SRII Opco—SRII Opco Common Unit Redemption Right,” which is incorporated herein by reference.

Series A Preferred Stock

In connection with the Business Combination, Silver Run issued one share of Series A Preferred Stock to each of Bayou City, HPS and AM Management. Bayou City, HPS and AM Management, as the holders of the Series A Preferred Stock, will not be entitled to any dividends from the Company, but will be entitled to preferred distributions in liquidation in the amount of $0.0001 per share of Series A Preferred Stock and will have a limited voting right as described below. The Series A Preferred Stock will be redeemable by us for par value upon the earlier to occur of (a) the fifth anniversary of the Closing Date, (b) at any time at the election of the holder thereof or (c) upon a breach by the holder of the transfer restrictions relating to the Series A Preferred Stock. In addition, for so long as the Series A Preferred Stock remains outstanding, the holders of the Series A Preferred Stock will be entitled to nominate and elect directors to the Board for a period of five years following the Closing based on their and their affiliates’ beneficial ownership of Class A Common Stock as follows:

Holder / Beneficial Ownership and Other Requirements	Designation Right
Bayou City and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of NASDAQ (unless the director to be nominated is William W. McMullen who need not be independent)
HPS and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of NASDAQ
AM Management and its affiliates
• at least 10%	two directors who need not be independent for purposes of the listing rules of NASDAQ
• less than 10% but at least 5% and either Hal Chappelle or Michael Ellis is a member of the Company’s management	one director who need not be independent for purposes of the listing rules of NASDAQ

The terms, rights, obligations and preferences of the Series A Preferred Stock are set forth in that certain Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) filed with the Secretary of State of the State of Delaware on February 9, 2018. A copy of the Series A Certificate of Designation is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Series A Preferred Stock is qualified in its entirety by reference thereto.

Series B Preferred Stock

In connection with the Business Combination, Silver Run issued one share of Series B Preferred Stock to the Riverstone Contributor. The Riverstone Contributor, as the holder of the Series B Preferred Stock, will not be entitled to any dividends from the Company, but will be entitled to preferred distributions in liquidation in the amount of $0.0001 per share of Series B Preferred Stock and will have a limited voting right as described below. The Series B Preferred Stock will be redeemable by us for par value upon the earlier to occur of (a) the fifth anniversary of the Closing Date, (b) at any time at the election of the holder thereof or (c) upon a breach by the holder of the transfer restrictions relating to the Series B Preferred Stock. In addition, for so long as the Series B Preferred Stock remains outstanding, the holder of the Series B Preferred Stock will be entitled to nominate and elect directors to the Board for a period of five years following the Closing based on it and its affiliates’ beneficial ownership of Class A Common Stock as follows:

Holder / Beneficial Ownership and Other Requirements	Designation Right
Riverstone Contributor and its affiliates
• at least 15%	three directors (one of whom will be the Chairman of the Board)
• less than 15% but at least 10%	two directors (one of whom will be the Chairman of the Board)
• less than 10% but at least 5%	one director (who may be the Chairman of the Board if such person is Jim Hackett)

The terms, rights, obligations and preferences of the Series B Preferred Stock are set forth in that certain Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”) filed with the Secretary of State of the State of Delaware on February 9, 2018. A copy of the Series B Certificate of Designation is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Series B Preferred Stock is qualified in its entirety by reference thereto.

Warrants

Public Stockholders’ Warrants. Each whole warrant issued in Silver Run’s IPO entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing upon the earlier of 12 months from the closing of the IPO or 30 days after the Closing Date. Pursuant to the warrant agreement (the “Warrant Agreement”), a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. No fractional warrants have been issued and only whole warrants trade. The warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the warrants. If the Company calls its warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

The warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Silver Run. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

A copy of the Warrant Agreement, which was filed as Exhibit 4.4 to Silver Run’s Current Report on Form 8-K filed with the SEC on March 29, 2017, is incorporated herein by reference, and the foregoing description of the warrants is qualified in its entirety by reference thereto.

Private Placement Warrants. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to the Company’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price in the same manner as holders of warrants sold in the IPO as described above under “—Public Stockholders’ Warrants.” The reason that the Company has agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of issuance whether the Sponsor would be affiliated with the Company following an initial business combination. If the Sponsor remains affiliated with the Company, its ability to sell the Company’s securities in the open market will be significantly limited. The Company has policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise the Private Placement Warrants on a cashless basis is appropriate.

The Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A Common Stock issuable upon exercise of any of the Private Placement Warrants) until the date that is 30 days after the Closing Date, except to, among other limited exceptions, the Company’s officers and directors and other persons or entities affiliated with the Sponsor.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between Silver Run and the Sponsor and have the terms set forth in the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Silver Run. Copies of the warrant purchase agreement and the Warrant Agreement, which were filed as Exhibit 10.5 and Exhibit 4.4, respectively, to Silver Run’s Current Report on Form 8-K filed with the SEC on March 29, 2017, are incorporated herein by reference, and the foregoing description of the Private Placement Warrants is qualified in its entirety by reference thereto.

The Forward Purchase Warrants have the same terms as the Private Placement Warrants so long as they are held by Fund VI Holdings or its permitted transferees.

Financial Statements and Supplementary Data

The historical financial statements of Alta Mesa for the three years ended December 31, 2016 and the nine months ended September 30, 2017 included in the Proxy Statement beginning on page Fin-30 are incorporated herein by reference.

The historical financial statements of Kingfisher for the years ended December 31, 2016 and 2015 and the nine months ended September 30, 2017 included in the Proxy Statement beginning on page Fin-85 are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Alta Mesa Credit Agreement” and “Item 1.01 Entry into a Material Definitive Agreement—Kingfisher Credit Agreement Amendment” is incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Recent Sales of Unregistered Securities” is incorporated in this Item 3.02 by reference.

Item 5.01. Changes in Control of Registrant.

To the extent required, the information set forth under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 2.01 Completion of Acquisition or Disposition of Assets—Directors” and “Item 2.01 Completion of Acquisition or Disposition of Assets—Executive Officers” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company’s Charter was amended and restated (as amended and restated, the “Second Amended and Restated Charter”) to, among other things:

•	change the name of the Company to “Alta Mesa Resources, Inc.”;

•	create a new class of capital stock, the Class C Common Stock, that was issued to the Contributors at the Closing;

•	increase the number of authorized shares of the Company’s Class A Common Stock from 400,000,000 shares to 1,200,000,000 shares;

•	adopt Delaware as the exclusive forum for certain stockholder litigation; and

•	eliminate certain provisions relating to the Company’s initial business combination that are no longer applicable to the Company following the Closing.

A copy of the Second Amended and Restated Charter is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, and the foregoing description of the Second Amended and Restated Charter is qualified in its entirety by reference thereto.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an initial business combination as required by Silver Run’s Charter, the Company ceased to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 131, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The historical financial statements of Alta Mesa for the three years ended December 31, 2016 and the nine months ended September 30, 2017 included in the Proxy Statement beginning on page Fin-30 are incorporated herein by reference.

The historical financial statements of Kingfisher for the years ended December 31, 2016 and 2015 and the nine months ended September 30, 2017 included in the Proxy Statement beginning on page Fin-85 are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information of Silver Run for the year ended December 31, 2016 and the nine months ended September 30, 2017 included in the Proxy Statement beginning on page 97 is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

3.1*	Second Amended and Restated Certificate of Incorporation of Alta Mesa Resources, Inc.

3.2*	Certificate of Designation of Series A Preferred Stock.

3.3*	Certificate of Designation of Series B Preferred Stock.

4.1*	Registration Rights Agreement, dated as of February 9, 2018, by and among Alta Mesa Resources, Inc., High Mesa Holdings, L.P., KFM Holdco, LLC and Riverstone VI Alta Mesa Holdings, L.P.

4.2*	Amendment No. 1 to Registration Rights Agreement, dated as of February 9, 2018, by and among Alta Mesa Resources, Inc., Silver Run Sponsor II, LLC, and the other holders party thereto.

4.3	Warrant Agreement, dated March 23, 2017, between Silver Run Acquisition Corporation II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Silver Run’s Current Report on Form 8-K filed with the SEC on March 29, 2017).

10.1*	Eighth Amended and Restated Credit Agreement dated as of February 9, 2018 among Alta Mesa Holdings, LP, Alta Mesa Resources, Inc., the lenders party from time to time, and Wells Fargo Bank, National Association, as administrative agent for such Lenders.

10.2*	Credit Agreement, dated as of August 8, 2017, by and among Kingfisher, each of the lenders from time to time party thereto and ABN AMRO Capital USA LLC, as administrative agent and LC Issuer.

10.3*	First Amendment to Credit Agreement and Limited Consent, dated as of February 9, 2018, by and among Kingfisher, each of the lenders from time to time party thereto and ABN AMRO Capital USA LLC, as administrative agent and LC Issuer.

10.4*	Amended and Restated Agreement of Limited Partnership of SRII Opco, LP, dated as of February 9, 2018.

10.5*	Tax Receivable Agreement, by and among Alta Mesa Resources, Inc., SRII Opco, LP, Riverstone VI Alta Mesa Holdings, L.P. and High Mesa Holdings, LP, dated as of February 9, 2018.

10.6*	Restrictive Covenant Agreement, by and between Alta Mesa Resources, Inc. and Asset Risk Management, LLC, dated as of February 9, 2018.

10.7*	Form of Indemnity Agreement.

10.8*	Form of Indemnity Agreement Amendment.

10.9*	Management Services Agreement, by and between Alta Mesa Holdings, LP and High Mesa, Inc., dated as of February 9, 2018.

10.10*	Amended and Restated Voting Agreement, by and among Alta Mesa Holdings GP, LLC, BCE-AMH Holdings, LLC, BCE-MESA Holdings, LLC, Mezzanine Partiers II Delaware Subsidiary, LLC, Offshore Mezzanine Partners Master Fund II, L.P., Institutional Mezzanine Partners II Subsidiary, L.P., AP Mezzanine Partners II, L.P., The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company For its Group Annuity Separate Account, Northwestern Mutual Capital Strategic Equity Fund III, L.P., Michael E. Ellis, Harlan H. Chappelle and SRII Opco, LP, dated as of February 9, 2018.

10.11*	Operating Transition Services Agreement by and between Kingfisher Midstream, LLC and Asset Risk Management, LLC, dated as of February 9, 2018.

10.12*	Letter Agreement, dated as of February 9, 2018, by and between Alta Mesa Resources, Inc. and James T. Hackett.

Exhibit No.	Description

10.13*	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Harlan H. Chappelle.

10.14*	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Michael E. Ellis.

10.15*	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Michael A. McCabe.

10.16*	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Homer “Gene” Cole.

10.17*	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and David Murrell.

10.18*	Employment Agreement, dated as of February 9, 2018, by and between Alta Mesa Services, LP and Ronald J. Smith.

10.19*	Alta Mesa Resources Inc. 2018 Long Term Incentive Plan.

10.20*	Form of Stock Option Agreement under the Alta Mesa Resources Inc. 2018 Long Term Incentive Plan.

10.21*	Form of Restricted Stock Unit Agreement under the Alta Mesa Resources Inc. 2018 Long Term Incentive Plan.

10.22*	Form of Restricted Stock Agreement under the Alta Mesa Resources Inc. 2018 Long Term Incentive Plan.

10.23*	Director Compensation Program.

10.24	Sponsor Warrants Purchase Agreement, dated March 23, 2017, between Silver Run Acquisition Corporation II and Silver Run Sponsor II, LLC (incorporated by reference to Exhibit 10.5 to Silver Run’s Current Report on Form 8-K filed with the SEC on March 29, 2017).

10.25	Forward Purchase Agreement, dated as of March 17, 2017, between Silver Run Acquisition Corporation II and Riverstone VI SR II Holdings, L.P. (incorporated by reference to Exhibit 10.9 to Silver Run’s Registration Statement on Form S-1 (Registration No. 333-216409) filed with the SEC on March 17, 2017).

21.1*	Subsidiaries of the Registrant.

99.1	Financial statements of Alta Mesa for the three years ended December 31, 2016 and the nine months ended September 30, 2017 (incorporated by reference to Silver Run’s definitive proxy statement filed with the SEC on January 19, 2018).

99.2	Financial statements of Kingfisher for the years ended December 31, 2016 and 2015 and the nine months ended September 30, 2017 (incorporated by reference to Silver Run’s definitive proxy statement filed with the SEC on January 19, 2018).

99.3	Unaudited pro forma condensed consolidated combined financial information of Silver Run for the year ended December 31, 2016 and the nine months ended September 30, 2016 (incorporated by reference to Silver Run’s definitive proxy statement filed with the SEC on January 19, 2018).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA RESOURCES, INC.

Date: February 9, 2018

	By:	/s/ Michael A McCabe
	Name:	Michael A. McCabe
	Title:	Chief Financial Officer, Chief Compliance Officer and Secretary